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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-128372, 333-106910 and 333-100726) of Metal
Management, Inc. of our report dated July 31, 2006 relating to the financial statements of Metal Management, Inc. Employee Stock Purchase Plan, which appears in this Form 10-K/A.



PricewaterhouseCoopers LLP
Chicago, IL
July 31, 2006